UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2004

Kitty Hawk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25202	75-2564006
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1515 West 20th Street
P.O. Box 612787
DFW International Airport,
Texas
(Address of principal	75261
executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 456-2200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Employment Agreement - Toby J. Skaar
Employment Agreement - Steven A. Markhoff
Employment Agreement - Jessica L. Wilson

Item 1.01 Entry into a Material Definitive Agreement.

     General. On December 17, 2004, Steven E. Markhoff and Toby J. Skaar each entered into separate and distinct employment agreements with Kitty Hawk, Inc. (the “Company”). In addition, on December 21, 2004, Jessica L. Wilson entered into an employment agreement the Company. Mr. Markhoff, Mr. Skaar and Ms. Wilson are each individually referred to herein as an “Executive” and collectively referred to herein as the “Executives.” The employment agreements entered into by Mr. Markhoff, Mr. Skaar and Ms. Wilson are collectively referred to herein as the “Agreements.”

     Pursuant to the Agreements, the Company employs Mr. Markhoff as the Company’s Vice President Strategic Planning and General Counsel, Mr. Skaar as the Vice President and Chief Operating Officer of Kitty Hawk Cargo, Inc., and Ms. Wilson as the Company’s Chief Accounting Officer. The Agreements replace and supercede any existing contractual employment arrangements between the Company and each of the Executives. Each Agreement has a two-year term commencing on December 14, 2004, with automatic renewals for successive one-year terms, subject to earlier termination by either party for any reason. Copies of the Agreements are attached to this report as Exhibits 10.1, 10.2 and 10.3 and the following description is qualified in its entirety by reference to the attached Agreements.

     Compensation and Benefits. Under the Agreements, Mr. Markhoff is entitled to an annual base salary of $199,999, Mr. Skaar is entitled to an annual base salary of $180,000, and Ms. Wilson is entitled to an annual base salary of $107,500. Thereafter, each Executive’s annual base salary will be reviewed at least annually and may be increased in the sole discretion of the Compensation Committee of the Company’s Board of Directors. The Company may not decrease the salary of an Executive during the term of such Executive’s employment agreement. In addition, each Executive is eligible to receive an annual cash performance bonus based on the achievement of annual performance goals to be determined annually by the Compensation Committee of the Company’s Board of Directors. The Executives are also eligible to participate in any incentive compensation plans applicable to senior executive officers that are adopted by the Company’s Board of Directors and any benefit programs adopted by the Company for the benefit of its executive officers.

     Effect of Termination. Under the Agreements, if an Executive’s employment is terminated by the Company other than for “Cause” (as defined in the Agreements) or by the Company not renewing the employment agreement or by the Executive for “Good Reason” (as defined in the Agreements), the terminated Executive is generally entitled to receive:

•	nine months (in the case of Messrs. Markhoff and Skaar) or six months (in the case of Ms. Wilson) of the Executive’s annual base salary in effect on the date of termination (the “Severance Payment”), reduced in the case of the Company’s election to not renew the employment agreement by certain remuneration earned by the Executive in the nine months (in the case of Messrs. Markhoff and Skaar) or six months (in the case of Ms. Wilson) following termination;

•	a pro-rated bonus for the year of termination equal to (i) the bonus the Executive would have earned for such year if the Executive was employed by the Company through the end of the year, multiplied by (ii) the percentage of the year of termination that the Executive was employed by the Company (the “Pro-Rated Bonus”); and

•	the Executive’s previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.

     In addition to the foregoing, the options under the Executive’s currently outstanding incentive stock option agreement that would have vested during the twelve months following the Executive’s separation date if the Executive had remained employed by the Company would immediately vest and become exercisable and any future equity based awards granted to the Executive would become immediately fully vested and exercisable. In addition, the Company would also continue to provide life and disability insurance, medical, vision and dental coverage and other health and welfare benefits (the “Insurance Benefits”) to (i) Messrs. Markhoff and Skaar for up to nine months following separation and (ii) Ms. Wilson for up to six months following separation. Further, if after nine months following Executive’s termination other than for Cause or by the Executive for Good Reason, the Executive (other than Ms. Wilson) demonstrates that the Executive has used best efforts to obtain alternative employment, but has not secured alternative employment, the Executive may be paid up to three additional months of the Executive’s annual base salary in effect on the date of termination and may receive up to three additional months of Insurance Benefits, so long as the Executive remains unemployed.

     If the Executive’s employment with the Company is terminated by reason of death or disability, by the Executive without Good Reason, by the Executive not renewing the term of the employment agreement or by the Company for Cause, the Executive is generally entitled to receive the Executive’s previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination (except if the Executive terminates the employment agreement without Good Reason or by not renewing the employment agreement and such termination is prior to the finalization of the Company’s prior year audited financial statements or if the Company terminates the employment agreement for Cause), accrued vacation, unreimbursed business expenses and other accrued benefits. In addition, if the Executive’s employment with the Company is terminated by reason of death or disability, the Executive will receive the Pro-Rated Bonus.

     Effect of a Change of Control. In the event of a “Change of Control” (as defined in the Agreements), the term of the Agreements automatically renews for an additional one year period (the “Change of Control Period”) and then automatically renews for successive one-year periods, subject to earlier termination. If during the Change of Control Period, the Executive terminates the Executive’s employment for Good Reason or the Company terminates the Executive’s employment without Cause, the Executive is generally entitled to receive:

•	a lump sum payment equal to two times the Severance Payment;

•	the Pro-Rated Bonus; and

•	the Executive’s previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.

     In addition to the foregoing, the options under the Executive’s currently outstanding incentive stock option agreement and any future equity based awards granted to the Executive would become immediately fully vested and exercisable. In addition, the Company would also continue to provide the Insurance Benefits to (i) Messrs. Markhoff and Skaar for up to nine months following separation and (ii) Ms. Wilson for up to six months following separation.

     Other Protective Provisions. Under the Agreements, the Executives are subject to certain confidentiality, non-competition, non-solicitation and non-disparagement provisions.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 14, 2004, by and between Kitty Hawk, Inc. and Toby J. Skaar.

10.2	Employment Agreement, dated as of December 14, 2004, by and between Kitty Hawk, Inc. and Steven A. Markhoff.

10.3	Employment Agreement, dated as of December 14, 2004, by and between Kitty Hawk, Inc. and Jessica L. Wilson.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KITTY HAWK, INC.

By:	/s/ STEVEN E. MARKHOFF

Name:	Steven E. Markhoff
Title:	Vice President Strategic Planning, General Counsel and Corporate Secretary

Date: December 22, 2004

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 14, 2004, by and between Kitty Hawk, Inc. and Toby J. Skaar.

10.2	Employment Agreement, dated as of December 14, 2004, by and between Kitty Hawk, Inc. and Steven A. Markhoff.

10.3	Employment Agreement, dated as of December 14, 2004, by and between Kitty Hawk, Inc. and Jessica L. Wilson.